Exhibit 99.1

Audited consolidated financial statements of Oxis International, Inc.
for the fiscal years ended December 31, 2003 and 2002

To the Board of Directors and Shareholders
OXIS International, Inc.
PORTLAND, OR

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying consolidated balance sheets of OXIS International, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2003, and 2002, and the related statements of consolidated operations, shareholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of OXIS International, Inc. as of December 31, 2003, and 2002, and the results of its operations, shareholders’ equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $59,494,000 at December 31, 2003.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding this issue are also discussed in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.
Certified Public Accountants

Spokane, Washington
February 13, 2004

OXIS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	December 31, 2003	December 31, 2002

ASSETS

Current assets:
Cash and cash equivalents	$372	$424
Accounts receivable, net of allowance of $4 and $5 respectively	251	188
Inventories	295	301
Prepaid expenses and other current assets	139	138

Total current assets	1,057	1,051

Property, plant and equipment, net	42	62

Technology for developed products, net	101	224

Patents and patents pending, net	733	594

Other assets	30	54

Total assets	$1,963	$1,985

The accompanying notes are an integral part of these consolidated financial statements.

OXIS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - Continued
(In thousands of dollars)

	December 31, 2003	December 31, 2002

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Note payable to shareholder	$160	$160
Accounts payable	609	321
Accrued liabilities	220	166
Accrued payroll	104	107
Customer deposits	—	13

Total current liabilities	1,093	767

Commitments and contingencies (Notes 1 and 10)

Shareholders’ equity:
Convertible preferred stock - $.01 par value; 15,000,000 shares authorized:
Series B – 428,389 shares issued and outstanding (aggregate liquidation preference of $1,000,000)	4	4
Series C – 96,230 shares issued and outstanding	1	1
Series F – 0 shares issued and outstanding at December 31, 2003; 1,500,000 shares issued and outstanding at December 31, 2002	—	15
Common stock - $.001 par value; 95,000,000 shares authorized; 26,427,920 and 10,005,614 shares issued and outstanding at December 31, 2003 and 2002	26	10
Stock options	123	—
Warrants	236	2,009
Additional paid-in capital	60,365	58,327
Accumulated deficit	(59,494)	(58,703)
Accumulated other comprehensive loss	(391)	(445)

Total shareholders’ equity	870	1,218

Total liabilities and shareholders’ equity	$1,963	$1,985

The accompanying notes are an integral part of these consolidated financial statements.

OXIS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of dollars, except earnings per share data)

	Years Ended December 31,

	2003	2002

Revenue	$2,740	$2,050
Cost of revenue	1,496	1,140

Gross profit	1,244	910

Operating expenses:
Research and development	369	463
Sales, general and administrative	1,648	1,320

Total operating expenses	2,017	1,783

Operating loss	(773)	(873)

Other income and expenses:
Other income	8	62
Interest income	1	7
Interest expense	(14)	(18)

Total other income and expenses	(5)	51

Loss before income taxes	(778)	(822)

Income taxes	—	—

Net loss from continued operations	(778)	(822)

Discontinued operations (net of taxes)	(13)	—

Net loss	(791)	(822)

Comprehensive income (loss)
Foreign currency translation adjustment	54	(17)

Comprehensive loss	$(737)	$(839)

Net loss per share – basic and diluted	$(.04)	$(.08)

Weighted average number of shares used in computation – basic and diluted	18,205,164	9,814,142

The accompanying notes are an integral part of these consolidated financial statements.

OXIS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2003 AND 2002

	Preferred Stock		Common Stock		Options & Warrants	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total shareholders’ equity

	Shares	Amount	Shares	Amount

Balances, January 1, 2002	724,619	$7,000	9,660,458	$10,000	$1,670,000	$57,155,000	$(57,881,000)	$(428,000)	$533,000
Shares issued in connection with
Sales of Series F Preferred stock and warrants	1,500,000	15,000			15,000	1,146,000			1,500,000
Shares issued in connection with 1997 IMS business combination			100,000
Options exercised			1,334
Shares issued as part of non-cash Accounts payable settlement			210,491			24,000			24,000
Conversion of Series C preferred shares to common	(200,000)	(2,000)	57,778			2,000
Cancellation of escrow shares From prior acquisition			(24,447)
Reinstatement of expired warrants					324,000
Net loss for year ended 12/31/02							(822,000)		(822,000)
Foreign currency translation adjustment								(17,000)	(17,000)

Other comprehensive loss									(839,000)

Balances, December 31, 2002	2,024,619	20,000	10,005,614	10,000	2,009,000	58,327,000	(58,703,000)	(445,000)	1,218,000
Shares issued in connection with 1997 IMS business combination			100,000
Conversion of Series F preferred shares to common	(1,500,000)	(15,000)	15,000,000	15,000
Issuance of new warrants					67,000	(67,000)
Exercise of warrants			1,133,000	1,000	(258,000)	483,000			226,000
Options exercised			155,973			21,000			21,000
Options issued for accrued expenses and services					123,000				123,000
Expiration of warrants					(1,582,000)	1,582,000
Shares issued for services			33,333			19,000			19,000
Net loss for year ended 12/31/03							(791,000)		(791,000)
Foreign currency translation adjustment								54,000	54,000

Other comprehensive loss									(667,000)

Balance, December 31, 2003	524,619	$5,000	26,427,920	$26,000	$359,000	$60,365,000	$(59,494,000)	$(391,000)	$870,000

The accompanying notes are an integral part of this consolidated financial statement.

OXIS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of dollars)

	For years ended December 31,

	2003	2002

Cash flows from operating activities:
Net loss	$(791)	$(822)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	177	282
Stock and stock options issued for services	89	—
Gain on sale of investment	(8)	—
Discontinued operations	13	—
Changes in assets and liabilities:
Accounts receivable	(63)	(39)
Inventories	6	(9)
Other current assets	(1)	(94)
Accounts payable	288	(268)
Customer deposits	(13)	(30)
Accrued payroll, payroll taxes and other	104	(28)
Other assets	(30)	—

Net cash used for operating activities	(229)	(1,008)

Cash flows from investing activities:
Proceeds from sale of investment	62	—
Purchases of equipment	(13)	(6)
Additions to other assets	(147)	(174)

Net cash used for investing activities	(98)	(180)

Cash flows from financing activities:
Repayment of short-term borrowings	—	(94)
Proceeds from issuance of preferred stock with warrants attached	—	1,500
Proceeds from exercise of warrants with warrants attached	226	—
Proceeds from exercise of stock options	21	—

Net cash provided by financing activities	247	1,406

Effect of exchange rate on cash	28	(15)

Net increase (decrease) in cash and cash equivalents	(52)	203

Cash and cash equivalents - beginning of year	424	221

Cash and cash equivalents - end of year	$372	$424

Cash paid for income taxes	$—	$—

Cash paid for interest	$—	$5

The accompanying notes are an integral part of these consolidated financial statements.

OXIS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued
(In thousands of dollars)

	For years ended December 31,

	2003	2002

Supplemental schedule of noncash operating and financing activities:
Issuance of common stock for cancellation of notes and accrued interest	$—	$24

Conversion of preferred stock into common stock	$15	$2

Expiration of warrants	$1,582	$—

Issuance of stock options for accrued expenses and services	$123	$—

Issuance of common stock for services	$19	$—

Discontinued operations	$13	$—

The accompanying notes are an integral part of these consolidated financial statements.

OXIS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002

1. Description of Business and Basis of Presentation

          OXIS International, Inc. (the “Company”) develops, manufactures and markets selected therapeutic and diagnostic products.  The Company’s research and development efforts are concentrated principally in the development of products to diagnose, treat and prevent diseases associated with free radicals and reactive oxygen species.  The Company is headquartered in Portland, Oregon.  The Company’s fiscal year end is December 31.

          Assays to measure markers of oxidative stress are manufactured by the Company in the United States and are sold directly to researchers and to distributors for resale to researchers, primarily in Europe, the United States and Japan.  The Company also sells pharmaceutical forms of superoxide dismutase (SOD) for human and research veterinary use.

          The Company is structured into two wholly owned subsidiaries, OXIS Health Products, Inc. and OXIS Therapeutics, Inc.  The Company’s commercial health products business, which markets research and commercial diagnostic assays and fine chemicals to research and clinical laboratories and other customers, has been carried out by OXIS Health Products, Inc.  The Company’s pharmaceutical and nutraceutical discovery and research business, which is focused on new drugs and compounds to treat diseases associated with tissue damage from free radicals and ROS, is being carried out by OXIS Therapeutics, Inc.

          Consolidated within OXIS Health Products, Inc. is OXIS Instruments, Inc., incorporated in Pennsylvania.  OXIS Instruments, Inc. closed in July 2001 at which time all employees of the instruments manufacturing facility were terminated.  The final transactions of the business occurred in November 2003.

          Consolidated within OXIS Therapeutics, Inc., incorporated in Delaware is OXIS Acquisition Corporation, incorporated in Delaware; OXIS International, S.A., incorporated in France; OXIS Isle of Man Limited, incorporated in the Isle of Man and OXIS International (UK) Limited, incorporated in the United Kingdom.  OXIS Acquisition Corporation holds the remaining assets of the Therox acquisition.  OXIS International S.A. holds the remaining liability of the French acquisition.  OXIS Isle of Man Limited holds the technology of the Bioxytech acquisition.  OXIS International (UK) Limited was closed in July 2001, and discontinued business in December 2003.  See Note 7.

          Going Concern - These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred recurring losses and at December 31, 2003 had an accumulated deficit of $59,494,000.  These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing, and/or generate revenue and cash flow to meet its obligations on a timely basis.

          The Company expects that additional capital will be required during 2004 to develop the programs to increase revenues.  If the Company is unable to generate additional funding through an increase in revenues, additional borrowings or raising additional capital during 2004 it intends to curtail its operations through the reduction of personnel and facility costs and by reducing its research and development efforts;

however, no assurances can be given that it will be able to do so.  If the Company were to be unable to sufficiently curtail its costs in such a situation, it might be forced to seek protection of the courts through reorganization, bankruptcy or insolvency proceedings.

2. Significant Accounting Policies

          This summary of significant accounting policies of OXIS International, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

          Principles of consolidation - The accompanying financial statements include the accounts of the Company as well as its subsidiaries.  The functional currency of the Company’s United Kingdom subsidiary is the British pound and the functional currency of the Company’s French subsidiary is the Euro.  The foreign subsidiaries’ assets and liabilities are translated at the exchange rates at the end of the year, and their statements of operations are translated at the average exchange rates during each year.  Gains and losses resulting from foreign currency translation are recorded as other comprehensive income or loss and accumulated as a separate component of shareholders’ equity.  All significant intercompany balances and transactions are eliminated in consolidation.

          Cash equivalents consist of money market accounts with commercial banks.

          Accounting method – The Company’s financial statements are prepared using the accrual method of accounting.

          Inventories are stated at the lower of cost or market.  Cost has been determined by using the first-in, first-out method.  Inventories at December 31, 2003 and 2002, consisted of the following:

	2003	2002

Raw materials	$101,000	$106,000
Work in process	65,000	61,000

Finished goods	129,000	134,000

Total	$295,000	$301,000

          Property, plant and equipment is stated at cost.  Depreciation of equipment is computed using the straight-line method over estimated useful lives of three to ten years.  Leasehold improvements are amortized over the shorter of five years or the remaining lease term.  Depreciation expense for the years ended December 31, 2003 and 2002 was $33,000 and $81,000, respectively.

          Property, plant and equipment at December 31, 2003 and 2002, consisted of the following:

	2003	2002

Furniture and office equipment	$242,000	$286,000
Laboratory and manufacturing equipment	448,000	442,000
Leasehold improvements	63,000	63,000

Property, plant and equipment, at cost	803,000	791,000
Accumulated depreciation and amortization	(761,000)	(729,000)

Property, plant and equipment, net	$42,000	$62,000

          Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations.  SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.  The Company does not believe any adjustments are needed to the carrying value of its assets at December 31, 2003.

          Research and development costs are charged to operations as incurred.

          Patents and technology for developed products - Technology for developed products was acquired in business combinations and is amortized over their estimated useful lives of seven to ten years. Accumulated amortization of technology for developed products was $1,431,000 and $1,262,000 as of December 31, 2003 and 2002, respectively.  Patents are being amortized on a straight-line basis over the shorter of the remaining life of the patent or ten years.  A total of $617,000 of patents pending approval is not currently being amortized. Accumulated amortization as of December 31, 2003 and 2002 is $42,000 and $33,000, respectively. In accordance with SFAS No. 144, the Company periodically reviews net cash flows from sales of products and projections of net cash flows from sales of products on an undiscounted basis to assess recovery of intangible assets.

          Compensated absences – Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors.  The Company accrues vacation expense throughout the year and is reflected in accrued payroll.

          Derivative instruments – The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

          If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or

(ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

          Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

          At December 31, 2003 and 2002, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

          Stock-based compensation -The Company accounts for common stock issued to employees in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” Under APB 25, the Company recognizes compensation expense as shares are earned under terms of various employment agreements based on the fair value of the common stock.  Fair value is calculated using the average cash sales price of the Company’s common stock during each month in which the shares are earned.

          The Company accounts for common stock issued to non-employees using Financial Accounting Standard No. 123 (“FAS 123”), “Accounting for Stock-Based Compensation,” and the provision of Emerging Issues Task Force No. 96-18 (“EITF 96-18”), “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services.” All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

          Revenue recognition - The Company manufactures, or has manufactured on a contract basis, products that are sold to customers.  The Company recognizes product sales upon shipment of the product to the customer.  The Company also develops and acquires technology that is used in the Company’s operations or sold, licensed or assigned to third parties.  The Company recognizes revenue upon the sale or assignment of technology to third parties.

          Shipping and handling income is included with revenue, while the associated costs are included with cost of sales.

          Accounts receivable – The Company carries its accounts receivable at cost less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

          The Company’s policy allows the accrual of interest on trade receivables 30 days after due date.  A receivable is considered past due if payments have not been received by the terms set by the Company.  When all internal collection efforts have been exhausted, accounts are written off as uncollectible and turned over for collection.  Interest is assessed at the discretion of the Company.

          Advertising and promotional fees – Advertising expenses consist primarily of costs incurred in the design, development, and printing of Company literature and marketing materials.  The Company expenses all advertising expenditures as incurred.  The Company’s advertising expenses were $14,000 and $11,000 for the years ended December 31, 2003 and 2002, respectively.

          Income taxes - Deferred income taxes, reflecting the net tax effects of temporary differences between the carrying amount of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes, are based on tax laws currently enacted.  A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.  See Note 6.

          Net loss per share - Net loss per share is computed based upon the weighted average number of common shares outstanding (“basic”) and, if dilutive, the incremental shares issuable upon the assumed exercise of stock options or warrants and the assumed conversion of preferred stock (“dilutive”).  Due to the net losses in 2003 and 2002, the computation of dilutive net loss per share is antidilutive and therefore is the same as basic.

          Possible common stock dilutions include the following:

Preferred stock Series B	85,678 shares
Preferred Stock Series C	27,800 shares
Warrants	1,577,500 shares
Qualified Stock Option Plans	3,707,911 shares
Non-qualified Stock Option Plans	778,168 shares

          Use of estimates -The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date of the financial statements are published and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions that could have a material effect on the reported amounts of the Company’s financial position and results of operations.

          Fair value of financial instruments -The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable, inventories, prepaid and other current assets, notes payable, customer deposits and accounts payable, accrued payroll and payroll taxes, and other accrued liabilities approximates fair value due to the short-term nature of the accounts.

          New Accounting Pronouncements – In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (hereinafter “SFAS No. 150”). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company’s adoption of this statement did not have an impact on the financial statements of the Company.

          In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 149”). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have an impact on the financial statements of the Company.

          In December 2002, the Financial Accounting Standards Board issued Statement No. 148 (“SFAS No. 148”) on “Accounting for Stock-Based Compensation-Transition and Disclosure.”  This statement provides alternative methods of transition for companies that choose to switch to the fair value method of accounting for stock options.  SFAS No. 148 also makes changes in the disclosure requirements for stock-based compensation, regardless of which method of accounting is chosen.  Under the new standard, companies must report certain types of information more prominently and in a more understandable format in the footnotes to the financial statements, and this information must be included in interim as well as annual financial statements.  The Company has complied with the disclosure requirements of SFAS No. 148 in these financial statements.

          In October 2002, the Financial Accounting Standards Board issued Statement No. 147 (“SFAS No. 147”) on “Acquisitions of Certain Financial Institutions.”  This statement provides guidance on the accounting for the acquisition of a financial institution.  The Company’s adoption of this standard does not have an effect on its financial statements.

          In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”).  SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities.  SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocated employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract.  SFAS No. 146 is effective for activities after December 31, 2002.  There has been no impact on the Company’s financial position or results of operations from adopting SFAS No. 146.

          In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, “Rescission of SFAS Statements No. 44, 4 and 64, Amendment of SFAS Statement No. 13, and Technical Corrections” (“SFAS No. 145”), which updates, clarifies and simplifies existing accounting pronouncements.  SFAS No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect, was rescinded.  As a result, SFAS No. 64, which amended SFAS No. 4, was rescinded, as it was no longer necessary.  SFAS No. 44, “Accounting for Intangible Assets of Motor Carriers,” established the accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980.  Since the transition has been completed, SFAS No. 44 is no longer necessary and has been rescinded.  SFAS No. 145 amended SFAS No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.  The Company’s adoption of SFAS No. 145 did not have an effect on its financial statements.

3. Note Payable to Shareholder

          Note payable to shareholder at December 31, 2003 and 2002 consisted of a $160,000, 8% unsecured note which was originally due in May 1997 and is, therefore, delinquent.  The amount is currently due on demand.

4. Shareholders’ Equity

          Common Stock – Each share of common stock is entitled to one vote at the Company’s Annual Meeting of Stockholders.

          During the year ended December 31, 2003, the final increment of 100,000 shares of common stock was issued to former shareholders of Innovative Medical Systems Corp. under the terms of the Company’s 1997 acquisition agreement with that entity.  A total of 15,000,000 shares of common stock was issued from the conversion of all Series F preferred stock. A total of 155,973 shares of common stock was issued to employees and consultants upon the exercise of stock options at an average price of $0.13 per shares.  A total of 33,333 shares was issued to a consultant for services valued at $19,000, or $0.57 per share.  In addition, a total of 1,133,000 shares was issued for warrants exercised at a price of $0.20 per share.

          Preferred Stock - Terms of the preferred stock are fixed by the Board of Directors at such time as the preferred stock is issued.  The 428,389 outstanding shares of Series B Preferred Stock are convertible into and have voting rights equivalent to 85,678 shares of common stock.  The Series B Preferred Stock has certain preferential rights with respect to liquidation and dividends. Holders of Series B Preferred Stock are entitled to noncumulative annual dividends at the rate of $0.115 per share if and when declared by the Company’s Board of Directors.

          The 96,230 shares of Series C Preferred Stock are convertible into 27,800 shares of the Company’s common stock at the option of the holders at any time.  The conversion ratio is based on the average closing bid price of the common stock for the fifteen consecutive trading days ending on the date immediately preceding the date notice of conversion is given, but cannot be less than .20 nor more than .2889 common shares for each Series C Preferred share.  The conversion ratio may be adjusted under certain circumstances such as stock splits or stock dividends. The Company has the right to automatically convert the Series C Preferred Stock into common stock if the average closing bid price of the Company’s common stock on the Nasdaq National Market for 15 consecutive trading days exceeds $13.00.  Each share of Series C Preferred Stock is entitled to the number of votes equal to .26 divided by the average closing bid price of the Company’s common stock during the fifteen consecutive trading days immediately prior to the date such shares of Series C Preferred Stock were purchased.  In the event of liquidation, the holders of the Series C Preferred Stock shall participate on an equal basis with the holders of the Common Stock (as if the Series C Preferred Stock had converted into Common Stock) in any distribution of any of the assets or surplus funds of the Company.  The holders of Series C Preferred Stock are entitled to noncumulative dividends after the payment of dividends on Series B Preferred Stock if and when declared by the Company’s Board of Directors.

          On March 7, 2002, the Company consummated the sale of 1.5 million shares of its Series F preferred stock to Meridian Financial Group L.L.P. (“Meridian”) at a price of $1 per share, paid in cash.  Each share of Series F preferred stock was initially convertible into ten (10) shares of the Company’s common stock. As part of the sale, the Company also issued a warrant granting Meridian the right to purchase up to 1.5 million shares of common stock at $1.00 per share. In June 2003, Meridian converted its shares of Series F Preferred Stock into 15,000,000 shares of the Company’s Common Stock and distributed such shares, and the 1,500,000 warrants, to its members/investors and to Triax Capital Management, Inc. (“Triax”) as managing member.  Triax in turn distributed its shares of the Company’s Common Stock allocated to it as managing member to its shareholders.

          Stock Warrants – During July 2003, the board of directors of the Company agreed to unilaterally offer to all holders of warrants a reduced exercise price for a limited period of time.  The exercise price for these warrants was reduced to $0.20 per share, and the maturity date for 598,449 warrants issued in 1998 was extended to August 11, 2003.  The exercise price for these warrants was previously $1.00 per share.  All warrants issued prior to July 1998 had lapsed and were not affected by this board action.  The decrease of exercise price did not result in any change to the outstanding value of the warrants.  Pursuant to the offered reduced exercise price, a total of 1,133,000 warrants were exercised at an aggregate purchase price of $226,600.  As part of the offer, with each share of stock issued one new warrant was issued having a $1.00 exercise price and a two-year life.

          Warrants to purchase 1,985,678 common shares at an exercise price of $1.00 that were issued in connection with the sale of common shares during 1998 expired in April and May 2003.

          Warrants to purchase 1,454,449 common shares at an exercise prices of $1.00 that were issued in connection with the sale of common shares during 2000 expired in May 2003.

          Stock Options - The Company has a stock incentive plan under which 4,250,000 shares of the Company’s common stock are reserved for issuance (the “1994 Plan”).  The 1994 Plan permits the Company to grant stock options to acquire shares of the Company’s common stock, award stock bonuses of the Company’s common stock, and grant stock appreciation rights.

          During the 2003 Annual Meeting of Stockholders held in June 2003, the stockholders approved the adoption of the 2003 Stock Incentive Plan (“2003 Plan”), effective July 1, 2003.  The 2003 Plan, under which 3,000,000 shares of the Company’s common stock is reserved, permits the Company to grant stock options to acquire shares of the Company’s common stock, award stock bonuses of the Company’s common stock, and grant stock appreciation rights.

          At December 31, 2003, options issued pursuant to the 1994 Plan to acquire 3,548,442 shares of common stock at exercise prices ranging from $0.085 to $17.50, and options issued pursuant to the 2003 Plan to acquire 159,469 shares of common stock at an exercise price of $0.57 remained outstanding.  Options issued outside the Plans to acquire 778,168 shares of common stock at exercise prices of $0.085 to $8.438.

          Options granted and outstanding under the plans as of December 31 are summarized as follows:

	2003		2002

	Options	Weighted average exercise price	Options	Weighted average exercise price

Outstanding at beginning of year	2,834,041	$1.28	1,856,791	$1.88

Granted	1,520,469	.39	993,000	0.16

Exercised	(111,465)	(.14)	(1,334)	(.09)

Forfeitures	(535,134)	(1.68)	(14,416)	(1.54)

Outstanding at end of year	3,707,911	$0.89	2,834,041	$1.28

Exercisable at end of year	3,328,686	$0.94	2,173,823	$1.50

Fair market value of options granted during the year		$0.35		$0.11

          The number of shares under option, weighted average exercise price and weighted average remaining contractual life of all options outstanding as of December 31, 2003, by range of exercise price was as follows:

Range of exercise price	Shares	Weighted average exercise price	Weighted average remaining life

$ 0.08 - $ 0.88	3,201,961	$0.29	8.78 years
$ 1.31 - $ 1.91	242,750	$1.88	7.05 years
$ 2.12 - $ 4.53	107,400	$3.22	4.19 years
$ 5.75 - $ 8.45	116,800	$7.99	2.38 years
$ 11.25 - $ 17.50	39,000	$15.91	1.02 years

          The number of shares under option and weighted average exercise price of options exercisable as of December 31, 2003, by range of exercise price was as follows:

Range of exercise price	Shares	Weighted average exercise price

$ 0.08 - $ 0.88	2,862,736	$0.30
$ 1.31 - $ 1.91	202,750	$1.87
$ 2.12 - $ 4.53	107,400	$3.22
$ 5.75 - $ 8.45	116,800	$7.99
$ 11.25 - $ 17.50	39,000	$15.91

          The Company applies the intrinsic value based method described in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, in accounting for its stock options granted to employees.  Accordingly, since the exercise price of all options issued under the plans have been greater than or equal to the fair market value of the stock at the date of issue of the options, no compensation cost has been recognized for options granted under the plans.  Had compensation cost for options granted under the plans been determined based on the fair value at the grant dates in a manner consistent with the method determined under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” the net loss and net loss per share for 2003 and 2002 would have been changed to the pro forma amounts indicated below:

	2003	2002

Net loss:
As reported	$(791,000)	$(822,000)
Pro forma	$(1,281,000)	$(930,000)

Net loss per share – basic and diluted:
As reported	$(0.04)	$(0.08)

Pro forma	$(0.07)	$(0.09)

          For the purpose of computing the pro forma expense, the fair value of each option is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions:

	Grants issued in

	2003	2002

Dividend yield	0%	0%
Expected volatility	107%	105%
Risk-free interest rate	4.7%	4.7%

Expected lives	10 years	10 years

          The weighted average fair value as of the option date was computed to be $0.35 per share for options issued during 2003, $0.11 per share for options issued during 2002.

          The following is a summary of the Company’s equity compensation plans at December 31, 2003:

	Number of securities to be issued upon exercise of outstanding options and rights (b)	Weighted-average exercise price of outstanding options and rights (a)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plan approved by security holders	3,707,911	$0.89	3,542,089
Equity compensation plan not approved by security holders	—	$—	—
Total	3,707,911		3,542,089

          At December 31, 2003 the Company had the following additional stock options outstanding that were not issued pursuant to its stock incentive plans.

Year Granted	# Options	Exercise Price Range	Year of Expiration

1996	7,000	$8.44	2006
2000	25,000	$1.38	2005
2001	78,438	$0.085	2011
2002	57,730	$0.12 to $0.22	2007
2002	7,500	$0.25	2005
2002	1,500	$0.15	2012
2003	255,000	$0.15 to $0.31	2006
2003	300,000	$0.14	2008
2003	46,000	$0.15 to $0.53	2013

5. Other Income

          During the first quarter of 2003, the Company sold its equity interest in Caprius Inc., resulting in other income of $8,000.  In association with the closing of the Company’s instrument manufacturing facility in 2001, during the first quarter of 2002, the Company settled certain trade payables with creditors resulting in other income of $62,000.

6. Income Taxes

          Deferred Taxes - Deferred taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards.

     The tax effects of significant items comprising the Company’s deferred taxes as of December 31 were as follows:

	2003	2002

Deferred tax assets:
Federal net operating loss carryforward and capitalized research and development expenses	$9,587,000	$9,385,000
Federal R&D tax credit carryforward	491,000	547,000
State net operating loss carryforward and capitalized research and development expenses	1,127,000	1,032,000
Other	55,000	55,000
Deferred tax liabilities - book basis in excess of noncurrent assets acquired in purchase transactions	(142,000)	(142,000)

Net deferred tax assets	11,118,000	10,877,000

Valuation allowance	(11,118,000)	(10,877,000)

Net deferred taxes	$—	$—

          The prospective tax benefits of the net operating losses of $15,410,000 which existed at the date of acquisition (September 7, 1994) of the French subsidiary will be recorded as a reduction of income tax expense when and if realized.  Due to the closure of the French subsidiary’s operations in early 1999, it is unlikely that the Company will ever realize any benefit from the French subsidiary’s operating loss carryforwards.

          The prospective tax benefits of the net operating losses of $1,032,000 which existed at the date of acquisition (December 31, 1997) of Innovative Medical Systems Corp. will be recorded as a reduction of the net unamortized balance of property, plant and equipment and intangible assets of $465,000 when and if realized.

          Statement of Financial Accounting Standards No. 109 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.”  Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period.  Because of the Company’s history of operating losses, management has provided a valuation allowance equal to its net deferred tax assets.

          Tax Carryforwards - At December 31, 2003, the Company had net operating loss carryforwards of approximately $10,737,000 to reduce United States federal taxable income in future years, and research and development tax credit carryforwards of $491,000 to reduce United States federal taxes in future years.  These carryforwards expire as follows:

Year of expiration	United States net operating loss carryforward	R&D tax credit carryforward

2004	$5,000	$34,000
2005	25,000	46,000
2006	44,000	176,000
2007	4,000	18,000
2008-2021	10,659,000	217,000
No expiration	—	—

	$10,737,000	$491,000

     During 2002, the Company issued preferred stock with voting rights, which would be regarded as a control change under the Internal Revenue Code (IRC).  Under IRC Section 382, a control change will limit the utilization of the net operating losses.  The Company has not determined the effects of any limitations on the value of net operating losses or any tax credits outstanding prior to the control change.

7. Discontinued Operations

          During December 2003, the Company made the decision to discontinue the operations of the United Kingdom subsidiary.  As the result of this decision, there is a loss of $13,000 for accumulated translation adjustments.

8. Operating Segments

          The Company is organized into two reportable segments – health products and therapeutic development.  The two segments have different strategic goals and have been managed separately since 1997. The health products segment manufactures and sells diagnostic products, pharmaceutical forms of SOD and other fine chemicals.  The therapeutic development segment operates a drug discovery business focused on development of new drugs to treat diseases associated with tissue damage from free radicals and reactive oxygen species.

          The accounting policies of the segments are the same as those described in the summary of significant accounting policies.  The Company accounts for inter-segment sales at cost.  General corporate expenses were allocated equally to the health products and therapeutics development segments in 2003 and 2002.

          The following tables present information about the two segments for 2003 and 2002:

	Health products	Therapeutic development	Total

Year ended December 31, 2003:
Revenues from external customers	$2,740,000	$—	$2,740,000
Interest income	1,000	—	1,000
Interest expense	—	(14,000)	(14,000)
Depreciation and amortization	36,000	141,000	177,000
Net loss	(69,000)	(722,000)	(791,000)
Expenditures for long-lived assets	37,000	123,000	160,000
As of December 31, 2003 –
Segment assets	1,156,000	807,000	1,963,000

	Health products	Therapeutic development	Total

Year ended December 31, 2002:
Revenues from external customers	$2,050,000	—	$2,050,000
Interest income	4,000	3,000	7,000
Interest expense	(5,000)	(13,0000)	(18,000)
Depreciation and amortization	49,000	212,000	261,000
Net loss	(147,000)	(675,000)	(822,000)
Expenditures for long-lived assets	41,000	127,000	168,000
As of December 31, 2002 –
Segment assets	1,121,000	864,000	1,985,000

          Revenues from external customers for the years ended December 31, 2003 and 2002 were as follows:

	2003	2002

Assays and fine chemicals	$2,056,000	$1,489,000
Medical instruments	12,000	17,000
SOD for human and research use	562,000	380,000
Other	110,000	164,000

          Revenues attributed to countries based on the location of customers:

	2003	2002

United States	$1,239,000	$1,110,000
Spain	596,000	402,000
Japan	333,000	155,000
France	259,000	106,000
Korea	67,000	40,000
United Kingdom	39,000	42,000
Other Foreign Countries	207,000	195,000

	$2,740,000	$2,050,000

9. Concentrations

          Bank Accounts – The Company maintains cash in money market accounts.  The funds on deposit are not insured by the FDIC, and therefore, a approximately $372,000 is at risk on December 31, 2003.

          Foreign Operations – The accompanying balance sheet includes approximately $2,000 in a foreign bank account and $106,000 of other assets relating to the Company’s subsidiaries in Europe.  Although the countries are considered politically and economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

          Customers – In 2003, three customers comprise approximately 40% of the Company’s sales.

10. Commitments and Contingencies

          The Company leases their facilities in Oregon under an operating lease that expires in November 2004. Minimum lease payments to which the Company is committed is $125,000 in 2004.

          Rental and occupancy expenses included in the accompanying statements of operations was $152,000 in 2003 and $120,000 in 2002.

          In 1995, the Company consummated the acquisition of Therox Pharmaceuticals, Inc. (“Therox”) pursuant to a transaction wherein Therox was merged with and into a wholly owned subsidiary of the Company.  In addition to the issuance of its common stock to Therox shareholders, the Company agreed to make payments of up to $2,000,000 to the Therox stockholders based on the successful commercialization of Therox technologies.  As of December 31, 2003, no additional payments have been made.  The Company has not recorded a liability associated with this agreement because the Company does not believe that it has successfully commercialized any of the Therox technologies acquired.

          In 1997, the Company consummated the acquisition of Innovative Medical Systems Corp. (“IMS”) pursuant to a transaction whereby the Company acquired all of the outstanding stock of IMS in exchange for 200,000 shares of the Company’s common stock issued immediately and additional shares to be issued.  The name of IMS was changed to OXIS Instruments, Inc. during 1998.  Additional common shares were to be issued to former IMS shareholders annually through 2003. The number of additional common shares which may have been issued to former IMS shareholders depended on, among other things, future annual revenues of OXIS Instruments Inc. through 2002 and on the market price of the Company’s common stock.  During each of the years 2003 and 2002, the Company issued 100,000 shares (the minimum number of shares required under the original agreement) to the former IMS shareholders.

          French filing obligations - In 1997, the Company completed an offering of its common stock to European investors, and listed the resulting shares on the Nouveau Marché in France.  The Company has been notified that a Paris lower court (Tribunal de grande instance de Paris) on November 12, 2003, issued an order (the “Order”) requiring the Company (i) to file its 2002 Document de Reference (“2002 Reference Document”) as required under French law and the regulations of the Autorité des marchés financiers (the “AMF”), the French regulatory agency overseeing the Nouveau Marché, within eight days of the court’s Order (“filing deadline”) and (ii) if the Company has not filed with the AMF its 2002 Reference Document by the filing deadline, to pay a fine of 1,500 Euros for each day until it files its 2002 Reference Document with the AMF.  The AMF is also engaged in a separate pending investigation relating to the Company’s financial information disclosure since December  1, 1999 (the “Investigation”).  Since issuance of the Order, the Company has since filed its 2002 Reference Document with the AMF and is in the process of responding to comments from the AMF regarding that filing.  The Company has also appealed the Order to the extent that it imposes fines on the Company.  Meanwhile, the Company continues discussions with the AMF to resolve these filing issues and the

Investigation and avoid the payment of any fines.  In the event the Company fails to resolve these issues with the AMF, the Company may incur further substantial costs and fines.  No assurances can be given that the Company will be able to settle these matters with the AMF, or if it does settle these matters with the AMF, that it can do so on terms favorable to the Company.  The Company intends to seek the delisting of its stock from trading on the Nouveau Marché.

          The Company and its subsidiaries are also parties to various other claims in the ordinary course of business.  The Company does not believe that there will be any material impact on the Company’s financial position, results of operations or cash flows as a result of these claims.

11. Subsequent Events

          Axonyx - Throughout the first ten weeks of 2004, Axonyx Inc. acquired a controlling position in the Company’s outstanding voting stock.  Under the terms of the agreements with several of the Company’s shareholders (including shareholders that received stock directly or indirectly from Meridian and/or Triax as referenced above), Axonyx acquired approximately 14 million shares of the Company’s common stock, representing approximately 52.4%of the Company.  Together with shares of Company common stock currently held by Marvin S. Hausman, M.D., Axonyx’s Chairman and CEO, the Axonyx affiliated group controls approximately 56.8% of the Company’s voting stock.

          In connection with such acquisitions of Company common stock, representatives of Axonyx expressed their intent to have discussions with management and with members of the Company’s Board of Directors about possible changes in management and on the Board and about strategies for maximizing and enhancing shareholder value.  The Company and Axonyx discussed implementation of Axonyx’s intent to change the composition of the Board, and reached an understanding with respect thereto (the “Understanding”).  On March 10, 2004, Company directors William G. Pryor, Ted Ford Webb and Thomas M. Wolf resigned from the Company’s Board of Directors, effective upon the satisfaction of certain conditions and at the later of:  (i) 8:00 p.m. (Pacific) on the day following the filing with the Securities and Exchange Commission of the Company’s Report on Form 10-K for the year ending December 31, 2003; and (ii) 8:00 p.m. (Pacific) on the tenth day after the Company has filed with the SEC, and transmitted to all holders of record of securities of the Company who would be entitled to vote at a meeting for election of directors (“Shareholders”), an information statement meeting the requirements of Rule 14f-1 (the “Information Statement”).  Shortly after receipt of such resignations, the Company’s Board of Directors on March 10, 2004 appointed each of Gosse Bruinsma, Colin Neill, Gerard Vlak and Steven Ferris to serve as a director of the Company effective at the later of:  (i) 8:01 p.m.  (Pacific) on the day following the filing with the Securities and Exchange Commission of the Company’s Report on Form 10-K for the year ending December 31, 2003; and (ii) 8:01 p.m. (Pacific) on the tenth day after the Company has filed with the SEC and transmitted to all Shareholders the Information Statement.

          Bridge Financing – On January 9, 2004, the Company completed a private placement of securities, pursuant to which (i) certain investors paid to the Company $570,000 in the aggregate, (ii) the Company issued promissory notes to the investors in principal amount of $570,000 in the aggregate, which promissory notes are convertible in due course into up to 1,425,000 shares of the Company’s common stock or into up to 3,800,000 shares of common stock in the event of a default by the Company, and (iii) the Company issued warrants to the investors exercisable for up to 1,250,000 shares of common stock at an exercise price of $0.50 per share.

          Other matters - An issuance of 94,961 shares of common stock at approximately $0.20 per share is expected to take place during 2004 in settlement of an accounts payable debt of $19,000.